UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2018

AQUA METALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1010 Atlantic Avenue Alameda, California 94501
(Address of principal executive offices)

(510) 479-7635
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2018, we entered into a series of agreements with Interstate Battery System International, Inc. and its wholly-owned subsidiary (“Interstate Battery”), including an amendment to an Investor Rights Agreement dated May 18, 2016 with Interstate Battery pursuant to which, among other things, we agreed to compensate Interstate Battery should either Stephen Clarke, our former chief executive officer, or Selwyn Mould, our current chief operating officer, no longer hold such positions or no longer devote substantially all of their business time and attention to our company, whether as a result of resignation, death, disability or otherwise (such an event referred to as a “key-man event”). Pursuant to the Investor Rights Agreement, we agreed to pay Interstate Battery $2,000,000, per occurrence, if either officer is subject to a key-man event during the two years following May 18, 2016. We also agreed to pay Interstate Battery $2,000,000 if either or both officers are subject to a key-man event during the third year following May 18, 2016.

Pursuant to the amendment to the Investor Rights Agreement, Interstate Battery agreed to waive all payments under the key-man provisions of the Investor Rights Agreement with respect to the resignation of our former chief executive officer, Stephen Clarke. In addition, we agreed with Interstate Battery that we, at our option, can elect to eliminate the key-man event and all related key-man payments associated with Mr. Mould by (i) paying Interstate Battery a one-time fee of $500,000, payable by us in cash and (ii) agreeing to pay Interstate Battery $2,000,000, payable at our election in cash or shares of our common stock, should Mr. Cotton no longer serve as president of our company during the period ending May 18, 2019. All other terms of the Investor Rights Agreement remain substantially unchanged.

Item 7.01	Regulation FD Disclosure.

On June 24, 2018, we entered into a series of agreements with Interstate Battery, which in addition to the amendment to the Investor Rights Agreement described in Item 1.01 above, included:

●	With respect to a Credit Agreement dated May 18, 2016 between us and Interstate Battery, Interstate Battery’s waiver of our alleged breach of the Credit Agreement based on our acquisition of Ebonex IPR Limited;

●	Interstate Battery’s waiver of all key-man payments under the Investor Rights Agreement triggered by the resignation of our former chief executive officer, Stephen Clarke;

●	Our agreement to adjust the terms of a warrant to purchase 702,247 shares of our common stock issued to Interstate Battery in May 2016, pursuant which the exercise price of the warrant was decreased from $7.12 per share to $3.33 per share and the expiration date of the warrant was extended form June 24, 2018 to June 23, 2020; and

●	Interstate Battery’s agreement to provide us with more favorable pricing and payment terms under our Supply Agreement dated May 18, 2016 pursuant to which we buy used lead acid batteries from Interstate Battery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: June 28, 2018	/s/ Francis Knuettel II
Francis Knuettel II,
Chief Financial Officer